EXHIBIT 10.21
Advisory Agreement

This engagement of Coventry Capital LLC. (“Coventry”) as a non-exclusive financial advisor to Visualant, Inc. (the “Company”) upon your acceptance of this Advisory Agreement (“Agreement”).  In this regard, the parties agree to the following terms and conditions:

 1. ENGAGEMENT. The company hereby engages and retains Coventry as a non- exclusive financial advisor for and on behalf of the Company to perform the services as defined in Section 2, 'Services.' Coventry hereby accepts this engagement on the terms and conditions set forth in this Agreement.

 2.   ADVISORY SERVICES. In connection with its engagement pursuant to this Agreement, Coventry agrees to perform the following services for the Company:

ADVISORY SERVICES. As requested from time to time by the Company.

Coventry shall provide financial advisory services and advice to the Company pertaining to the Company's business affairs. Without limiting the foregoing, Coventry will assist the Company in developing, studying and evaluating a financial plan, strategic and financial alternatives, and merger and acquisition proposals and will assist in negotiations and discussions pertaining thereto with investment firms and institutions.

Additionally, Coventry will assist the Company in identifying research materials describing the Company, its operations, its historical performance and future prospects.

Coventry will also provide such other financial advisory and investment banking services as may be mutually agreed upon by Coventry and the Company.

3.  COMPENSATION. Coventry is to receive 1,000,000 restricted shares from the Company pursuant to this Agreement.

 4. INDEPENDENT CONTRACTOR. Coventry will be responsible for all travel and communication expenses pertaining to the execution of this Agreement. The Company acknowledges that Coventry has been retained to act solely as a financial advisor to the Company. In such capacity, Coventry shall act as an independent contractor, and any services of Coventry arising out of its engagement pursuant to this Agreement shall be property of the Company.

5.  TERM AND LIMITATION. This Agreement shall be effective upon its execution and shall remain in effect for one year.

Dated: February 7, 2012

/s/ Ron Erickson	/s/ C. Smith
Ron Erickson Chief Executive Officer Visualant, Inc. (206) 903-1351 ,	C. Smith Manager Coventry Capital, LLC 1201 Orange Street, Suite 600, Wilmington, DE 19899